Exhibit 10.12

CONSENT ACTION OF THE BOARD OF DIRECTORS OF ELECTROMEDICAL TECHNOLOGIES, INC.

The undersigned, Matthew N. Wolfson, being the sole director of Electromedical Technologies, Inc., a Delaware corporation, (the “Company”), hereby unanimously consent to the following actions taken on Company on October 11, 2019.

RESOLVED: To issue Iakovos Tsakalidis (“Tsakalidis”) a total of 80,282 shares of the Company’s restricted common stock in full and complete satisfaction of any and all claims which Tsakalidis may have against the Company pursuant to that certain Promissory Note by and between Tsakalidis and the Company dated December 31, 2015. The total amount owed to Tsakalidis was $57,000.00 and the shares are valued at $0.71 per share.

RESOLVED: That the Company’s transfer agent, Pacific Stock Transfer, is hereby authorized to issue the foregoing shares to Tsakalidis at the following address: 6940 E. DoubleTree Ranch Rd., Paradise Valley, AZ 85253.

There being no further business requiring board action or consideration, on motion duly made, and carried, the meeting was adjourned.

Matthew N. Wolfson

Sole Director